UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 9, 2015 (March 6, 2015)

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-27026 (Commission File Number)	77-0254621 (I.R.S. Employer Identification No.)

1545 Barber Lane, Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 232-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Recently, the Board of Directors of Pericom Semiconductor Corporation (the "Company") reviewed its Shareholder Rights Plan.  Given the general disfavor of “poison pill” plans by institutional investors as well as feedback from stockholders, the Board of Directors has decided to terminate the rights plan, further demonstrating its commitment to prudent corporate governance. In taking this action, the Board reserved the right to take any future action that it determines in the exercise of its fiduciary duties to be necessary or advisable in order to protect the interests of shareholders.

To effect the termination of the Shareholder Rights Plan, on March 6, 2015, the Company entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of March 6, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent (collectively the “Rights Agreement”). The Amendment accelerates the Final Expiration Date of the Company’s Preferred Share purchase rights (the “Rights”) from March 6, 2022 to March 6, 2015, and has the effect of terminating the Rights Agreement on that date.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

As a result of the Amendment described in Item 1.01 above, the Company’s outstanding Rights expired at the close of business on March 6, 2015.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Upon the expiration of the Rights on March 6, 2015, as described in Item 3.03 above, the Company filed an amendment to the Amended and Restated Certificate of Determination (the “Amended Certificate of Determination”) with the California Secretary of State which decreased the number of Series D Junior Participating Preferred Stock (the “Series D Preferred Stock”) to zero, and as a result, under the California Corporations Code, the Series D Preferred Stock shall no longer be an authorized series of the Company. Prior to the filing, the Series D Preferred Stock would have been issuable, under certain circumstances, upon the exercise of the Rights. The Amended Certificate of Determination is filed with this report as Exhibit 4.2 and is incorporated herein by reference.

The foregoing is a summary of the terms of the Amended Certificate of Determination The summary does not purport to be complete and is qualified in its entirety by reference to the Amended Certificate of Determination, a copy of which is attached as Exhibit 4.2 and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Amendment to the Rights Agreement, dated as of March 6, 2015, between Pericom Semiconductor Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to the Company's Form 8-A/A, filed March 9, 2015).

4.2	Amendment of Amended and Restated Certificate of Determination Series D Junior Participating Preferred Shares of Pericom Semiconductor Corporation dated March 6, 2015.

*	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

By:	/s/ Kevin S. Bauer
Kevin S. Bauer
Chief Financial Officer

Dated: March 9, 2015

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EXHIBIT INDEX

Exhibit No.	Description

4.1*	Amendment to the Rights Agreement, dated as of March 6, 2015, between Pericom Semiconductor Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to the Company's Form 8-A/A, filed March 9, 2015).

4.2	Amendment of Amended and Restated Certificate of Determination Series D Junior Participating Preferred Shares of Pericom Semiconductor Corporation dated March 6, 2015.

*	Previously filed

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